Exhibit 99.1

TIVITY HEALTH DELIVERS STRONG RESULTS FOR THIRD QUARTER 2020

———————————

DIGITAL VISITS SURPASS ONE MILLION YEAR-TO-DATE

———————————

2021 HEALTH PLAN CONTRACT RENEWALS AT 99%

———————————

NUTRITION DIVESTITURE WILL STRENGTHEN THE BALANCE SHEET AND ENABLE FOCUS AND INVESTMENT IN THE HEALTHCARE BUSINESS

NASHVILLE, Tenn. (November 5, 2020) - Tivity Health, Inc. (NASDAQ:TVTY), today announced financial results for the third quarter ended September 30, 2020.

“The Healthcare and Nutrition divisions both delivered strong performance this quarter.  SilverSneakers continues to show strong brand affinity through the acceleration and continued adoption of our digital portfolio. Our healthcare business had another robust renewal and selling season. We will retain virtually all of our current health plan customers and gain net new eligible members in SilverSneakers from new clients and expanded markets,” said Richard Ashworth, President & Chief Executive Officer.  “Divesting the Nutrition division will significantly strengthen our balance sheet and will provide a great foundation to drive growth and to accelerate the execution of our strategic plan.”

Third Quarter Highlights and Business Update:

•	Healthcare division adjusted EBITDA increased by 5% compared to the prior year;
•	Healthcare division virtual visits grew by nearly 30% quarter over quarter;
•	Healthcare division year to date virtual visits through October surpassed one million;
•	Added over 350,000 new SilverSneakers eligibles for 2021 through new client wins and market expansions;
•	Nutrisystem brand direct to consumer (DTC) revenue grew by 20% versus the prior year, driven by a 31% increase in revenue from new customers;
•

Executing on a Company-wide operational realignment that results in an organization that is lean, efficient and optimized for growth with capital available for necessary investments to enable us to deliver on strategic priorities;

•

Ended the quarter with cash on hand of $56.4 million after prepaying $39.7 million of principal amortization on term loan debt, resulting in the Company’s next quarterly installment being due in March 2022.

Mr. Ashworth continued, “In pursuit of a member-centric organization, we are focused on our healthcare business that will leverage SilverSneakers, Prime and WholeHealth Living, combining them with innovative digital engagement tools and data.   We are delivering new fitness offerings and social connectivity to engage more members in an omnichannel way: in the gym, through our virtual channels, and in the community to become a modern destination for healthy living. We will partner with best-in-class healthcare and consumer data partners to provide insights and power a digital engagement platform.”

TVTY Reports Third-Quarter Results

November 5, 2020

Sale of the Nutrition Business

As previously announced, the Company has entered into a definitive agreement with Kainos Capital to divest Tivity Health’s Nutrition Business, which includes Nutrisystem® and South Beach Diet®, for a purchase price of $575 million in cash.

Upon closing of the transaction, Tivity Health will use a significant majority of the divestiture net proceeds to pay down debt, which will materially de-lever its balance sheet and provide significant additional financial flexibility to support the growth of its go-forward, focused Healthcare business.

The transaction is expected to close in the fourth quarter of this year, subject to the receipt of regulatory approval and other customary closing conditions, and is expected to result in a fourth quarter 2020 post-close net leverage ratio (as defined in the Company’s credit agreement) of no more than 2.8 times.

Third Quarter 2020 Financial Information

Dollars in millions, except per-share data

See pages 12-14 for a reconciliation of non-GAAP financial measures

	Three Months Ended September 30,
	2020	2019

Revenues	$254.9	$303.9
Net Income (Loss)	$(42.4)	$13.9
Net Income (Loss) Margin	(16.6)%	4.6%
Adjusted EBITDA	$68.7	$56.8
Adjusted EBITDA Margin	26.9%	18.7%
Diluted Earnings Per Share	$(0.87)	$0.29
Adjusted Earnings Per Share	$0.72	$0.46
Cash Flows from Operating Activities	$34.0	$35.2
Free Cash Flow	$31.1	$28.8

Total revenues in the third quarter of $254.9 million decreased $49.0 million, or approximately 16%, compared to the third quarter of 2019, driven by a decrease in Healthcare segment revenues of $64.5 million, or approximately 40%, partially offset by an increase in Nutrition segment revenues of $15.5 million, or approximately 11%.

Net income (loss) for the third quarter was $(42.4) million, a decrease of $56.3 million compared to the third quarter of 2019.  Adjusted EBITDA was $68.7 million for the third quarter, representing an increase of approximately $11.9 million compared to the third quarter of 2019.  This increase was driven by an increase in Nutrition segment adjusted EBITDA of $10.1 million and an increase in Healthcare segment adjusted EBITDA of $1.8 million.

Net debt (total debt less cash and cash equivalents) improved by $33.7 million during the third quarter due to cash flow generation.  During the third quarter, the Company prepaid $39.7 million of principal amortization on its term loan debt, resulting in the Company’s next quarterly installment being due in March 2022.

Healthcare Segment

TVTY Reports Third-Quarter Results

November 5, 2020

Dollars in millions

	Three Months Ended September 30,
	2020	2019

Healthcare Revenues	$95.5	$160.0
Healthcare Adjusted EBITDA	$41.0	$39.2
Healthcare Adjusted EBITDA Margin	42.9%	24.5%

Revenues in the Healthcare segment for the third quarter of 2020 decreased by $64.5 million compared to the third quarter of 2019, primarily as a result of a significant decrease in SilverSneakers revenue of $56.0 million resulting from fewer revenue-generating visits due to the COVID-19 pandemic.  Additionally, Prime Fitness revenue decreased by $8.8 million primarily due to membership terminations and suspensions.

The Company’s revenue profile during the third quarter of 2020 is substantially different from the prior year due to the COVID-19 pandemic.  Revenue from per-member-per-month fees represented 59% of the Company’s SilverSneakers revenue in the third quarter of 2020, compared to 33% in the same quarter of 2019.

Adjusted EBITDA for the Healthcare segment for the third quarter of 2020 increased by $1.8 million compared to the third quarter of 2019, with adjusted EBITDA margin improving by over 1,800 basis points.  The primary drivers include the high mix of per-member-per-month fees for SilverSneakers coupled with a reduction in fitness location visit costs for SilverSneakers and Prime, and cost reductions.

Nutrition Segment

Dollars in millions

	Three Months Ended September 30,
	2020	2019

Nutrition Revenues	$159.4	$143.9
Nutrition Adjusted EBITDA	$27.7	$17.7
Nutrition Adjusted EBITDA Margin	17.4%	12.3%

Revenues in the Nutrition segment for the third quarter of 2020 increased by $15.5 million compared to the third quarter of 2019, driven by a $24.9 million, or 20%, increase in Nutrisystem brand DTC revenue.  This increase in revenue was partially offset by a decrease in non-core channels of $9.7 million.

Adjusted EBITDA for the Nutrition segment in the third quarter of 2020 increased by $10.1 million compared to the third quarter of 2019, with adjusted EBITDA margin improving by 512 basis points.  The primary drivers were improved marketing efficiency and a decrease in television media as a percentage of total media expenses as the Company allocated more spending to its digital marketing program, combined with savings in employee compensation resulting from cost reduction plans and temporary salary reductions.

Outlook

TVTY Reports Third-Quarter Results

November 5, 2020

Based on the Healthcare segment’s revenue and adjusted EBITDA(1) performance through the third quarter of 2020 and the outlook for the remainder of 2020, Tivity Health is providing guidance for annual 2020 Healthcare segment revenue in a range of $425 million to $432 million and adjusted EBITDA in a range of $143 million to $145 million.

“We believe the financial and operational performance of our Healthcare segment in the second and third quarters reflect the ability of our business to address the challenges of the pandemic.  Based on early fourth quarter activity, we anticipate utilization costs in our Prime and WholeHealth Living businesses to increase as compared to the third quarter.  We remain focused on managing the business with financial discipline and completing the Nutrition segment divestiture, and we look forward to investing in our healthcare business for 2021 and beyond,” said Adam Holland, Chief Financial Officer.

(1)

Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization, restructuring expense, acquisition, integration, and project costs, transaction-related costs, impairment loss and CEO transition expenses.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time.  Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers, and referencing code 1381965 or over the Internet by going to www.tivityhealth.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 1381965, and the replay will also be available on the Company's website for the next 12 months.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Nutrisystem®, Prime® Fitness, Wisely WellTM, South Beach Diet®, and WholeHealth Living®.  We are actively addressing the social determinants of health, defined as the conditions in which we work, live and play. From improving health outcomes to reversing the narrative on inactivity, food insecurity, social isolation and loneliness, we are making a difference and are transforming the way we do health. Learn more at www.tivityhealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 12-14.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking

TVTY Reports Third-Quarter Results

November 5, 2020

statements include, but are not limited to, the Company’s statements regarding its future financial performance. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: the Company's ability to consummate the announced transaction on the terms set forth in the purchase agreement; the risk that the conditions to the consummation of the announced transaction may not be satisfied on the terms expected or on the anticipated schedule; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the failure to receive the anticipated benefits from the transaction; the risk of business disruption and customer loss (including, without limitation, difficulties in maintaining relationships with employees, customers or vendors); the risk that the Company’s expectations regarding the effect of the announced transaction on the Company’s leverage profile may not be achieved; risks related to diverting management attention from ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the transaction; the profitability of the Company’s healthcare business following consummation of the announced transaction; impacts from the COVID-19 pandemic (including the response of governmental authorities to combat and contain the pandemic and the closure of fitness centers in the Company’s national network) on the Company’s business, operations or liquidity; the risk that the significant indebtedness incurred in connection with the acquisition of Nutrisystem may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the risks associated with changes in macroeconomic conditions (including the impacts of any recession resulting from the COVID-19 pandemic), widespread epidemics, pandemics (such as the current COVID-19 pandemic) or other outbreaks of disease, geopolitical turmoil, and the continuing threat of domestic or international terrorism; the Company’s ability to collect accounts receivable from its customers and amounts due under its sublease agreements; the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; counterparty risk associated with the Company’s interest rate swap agreements; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; the risks associated with potential failures of the Company’s information systems, including as a result of telecommuting issues associated with the Company’s employees working remotely; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or the Company’s information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate its cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, e-commerce, advertising, and privacy and security laws; the impact of a reduction in Medicare Advantage health plan reimbursement rates or changes in plan design; the Company’s ability to attract, hire, or retain key personnel

TVTY Reports Third-Quarter Results

November 5, 2020

or other qualified employees and to control labor costs; the risks associated with changes to traditional office-centered business processes and/or conducting operations out of the office in a work-from-home or remote model during adverse situations (e.g., during a crisis, disaster, or pandemic), which may negatively impact productivity and cause other disruptions to the Company’s business; the effectiveness of the reorganization of the Company’s business and the Company’s ability to realize the anticipated benefits; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, products, or services, including any claims related to intellectual property rights; the Company’s ability to enforce its intellectual property rights; the risks associated with deriving a significant concentration of revenues from a limited number of the Company’s Healthcare segment customers, many of whom are health plans; the Company’s ability and/or the ability of its Healthcare segment customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with its Healthcare segment customers and/or the Company’s fitness partner locations under existing terms or to restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s Healthcare segment health plan customers to maintain the number of covered lives enrolled in those health plans during the terms of the Company’s agreements; the Company’s ability to add and/or retain paid subscribers in its Prime Fitness program; the impact of severe or adverse weather conditions, the current COVID-19 pandemic, and the potential emergence of additional health pandemics or infectious disease outbreaks on member participation in the Company’s Healthcare segment programs; the impact of healthcare reform on the Company’s business; the effectiveness of the Company’s marketing and advertising programs; loss of, or disruption in the business of, any of the Company’s food suppliers or the Company’s fulfillment provider, or disruptions in the shipping of the Company’s food products for its Nutrition segment; the impact of claims that the Company’s Nutrition segment personnel are unqualified to provide proper weight loss advice; the impact of health- or advertising-related claims by the Company’s Nutrition segment customers; competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; loss of any of the Company’s Nutrition segment third-party retailer agreements and any obligations associated with such loss, or a reduction of orders for Company products by any such third-party retailers or reduced promotion by such third-party retailers of Company products; the Company’s ability to continue to develop innovative weight loss programs and enhance its existing programs, or the failure of the Company’s programs to continue to appeal to the market; the impact of claims from the Company’s Nutrition segment competitors regarding advertising or other marketing practices; the Company’s ability to develop and commercially introduce new products and services; the Company’s ability to receive referrals from existing Nutrition segment customers, a decline in which could adversely impact the Company’s customer acquisition costs; failure to attract spokespersons or negative publicity with respect to any of the Company’s spokespersons; the Company’s ability to anticipate change and respond to emerging trends for customer preferences and the impact of the same on demand for the Company’s services and products; the seasonality of the business of the Company’s Nutrition segment, particularly with respect to diet season; negative publicity with respect to the weight loss industry; the impact of increased governmental regulation on the Company’s Nutrition segment; a significant portion of the Company’s Nutrition segment revenue depends on the Company’s ability to sustain subscriptions of its Nutrition segment’s programs, and cancellations could impact the Company’s future operating results; claims arising from the sale of ingested products; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

TVTY Reports Third-Quarter Results

November 5, 2020

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Investor Relations Contact:

Bob East, Westwicke

(443) 213-0500; Tivity@Westwicke.com

TVTY Reports Third-Quarter Results

November 5, 2020

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$56,440	$2,486
Accounts receivable, net	36,952	97,596
Inventories	21,416	36,407
Prepaid expenses	14,046	18,255
Other current assets	9,145	6,993
Total current assets	137,999	161,737

Property and equipment, net of accumulated depreciation of $59,531 and $42,510 respectively	49,205	52,909
Right-of-use assets, operating leases	32,071	41,518
Right-of-use assets, finance leases	1,195	1,680
Intangible assets, net	586,428	689,686
Goodwill, net	468,937	654,635
Other assets	20,940	23,740
Total assets	$1,296,775	$1,625,905

Current liabilities:
Accounts payable	$34,695	$46,480
Accrued salaries and benefits	10,260	13,071
Accrued liabilities	44,471	56,068
Deferred revenue	14,583	12,037
Current portion of operating lease liabilities	13,390	13,131
Current portion of finance lease liabilities	654	624
Current portion of other long-term liabilities	15,140	4,947
Total current liabilities	133,193	146,358

Long-term debt	974,758	1,048,127
Long-term operating lease liabilities	20,297	30,321
Long-term finance lease liabilities	585	1,080
Long-term deferred tax liability	136,739	160,846
Other long-term liabilities	28,962	12,263

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 48,616,619 and 48,156,786 shares outstanding, respectively	48	48
Additional paid-in capital	509,850	504,419
Accumulated deficit	(449,257)	(237,284)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(30,218)	(12,091)
Total stockholders' equity	2,241	226,910
Total liabilities and stockholders' equity	$1,296,775	$1,625,905)

TVTY Reports Third-Quarter Results

November 5, 2020

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Services	$95,393	$159,979	$334,941	$473,987
Products	159,516	143,918	520,221	384,382
Total revenues	254,909	303,897	855,162	858,369

Cost of revenue:
Services (exclusive of depreciation of $2,486, $1,461, $6,515, and $4,320, respectively, included below)	47,511	111,666	194,545	336,581
Products (exclusive of depreciation and amortization of $8,769, $6,409, $28,049, and $13,896, respectively, included below)	75,296	66,974	245,659	177,155
Total cost of revenue	122,807	178,640	440,204	513,736

Marketing expenses	44,509	46,719	182,686	125,470
Selling, general and administrative expenses	26,723	26,958	78,203	83,810
Depreciation and amortization	13,315	9,700	40,997	22,366
Impairment loss	66,198	—	265,698	—
Restructuring and related charges	1,136	281	2,888	4,225
Operating income (loss)	(19,779)	41,599	(155,514)	108,762

Interest expense	20,395	23,006	63,294	54,334
Income (loss) before income taxes	(40,174)	18,593	(218,808)	54,428

Income tax expense (benefit)	2,243	4,673	(6,795)	18,157
Net income (loss)	(42,417)	13,920	(212,013)	36,271

Earnings (loss) per share:
Basic	$(0.87)	$0.29	$(4.35)	$0.79
Diluted (1)	$(0.87)	$0.29	$(4.35)	$0.78

Comprehensive income (loss)	$(39,570)	$10,081	$(230,140)	$20,196

Weighted average common shares and equivalents:
Basic	48,783	47,923	48,702	45,996
Diluted (1)	48,783	48,584	48,702	46,585

(1)	The impact of potentially dilutive securities for the three and nine months ended September 30, 2020 was not considered because the impact would be anti-dilutive.

TVTY Reports Third-Quarter Results

November 5, 2020

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(212,013)	$36,271
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,997	22,366
Amortization and write-off of deferred loan costs	3,540	3,256
Amortization of debt discount	3,145	2,593
Share-based employee compensation expense	8,005	15,266
Impairment of goodwill and intangible assets	265,698	—
Deferred income taxes	(17,889)	10,489
Decrease (increase) in accounts receivable, net	60,644	(1,407)
Decrease in inventory	14,991	14,775
Decrease in other current assets	1,451	3,608
Increase (decrease) in accounts payable	3,479	(9,917)
Decrease in accrued salaries and benefits	(2,811)	(592)
Decrease in other current liabilities	(11,379)	(14,138)
Increase in deferred revenue	2,546	345
Other	4,548	1,908
Net cash flows provided by operating activities	$164,952	$84,823

Cash flows from investing activities:
Acquisition of property and equipment	$(13,265)	$(15,354)
Business acquisitions, net of cash acquired	—	(1,062,818)
Net cash flows used in investing activities	$(13,265)	$(1,078,172)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$196,525	$1,505,245
Payments of long-term debt	(276,100)	(478,479)
Payments related to tax withholding for share-based compensation	(3,293)	(1,464)
Exercise of stock options	719	701
Deferred loan costs	—	(30,189)
Principal payments related to financing leases	(464)	(34)
Change in cash overdraft and other	(15,120)	2,505
Net cash flows (used by) provided by financing activities	$(97,733)	$998,285

Effect of exchange rate changes on cash	$—	$(12)

Net increase in cash and cash equivalents	$53,954	$4,924

Cash and cash equivalents, beginning of period	$2,486	$1,933

Cash and cash equivalents, end of period	$56,440	$6,857

TVTY Reports Third-Quarter Results

November 5, 2020

TIVITY HEALTH, INC.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2020			2019
	Healthcare	Nutrition	Total Segments	Healthcare	Nutrition	Total Segments

Revenues	$95,481	$159,428	$254,909	$159,979	$143,918	$303,897

Consolidated income (loss) before income taxes			$(40,174)			$18,593

Acquisition, integration and project costs			2,485			5,259
Transaction-related costs			2,755			—
Impairment loss			66,198			—
CEO transition costs			1,991			—
COVID-19 costs			591			—
Restructuring and related charges			1,136			281
Interest expense			20,395			23,006
Depreciation and amortization			13,315			9,700
Adjusted EBITDA	$40,965	$27,727	$68,692	$39,177	$17,662	$56,839

	Nine Months Ended September 30,
	2020			2019
	Healthcare	Nutrition	Total Segments	Healthcare	Nutrition	Total Segments

Revenues	$337,096	$518,066	$855,162	$473,987	$384,382	$858,369

Consolidated income (loss) before income taxes			$(218,808)			$54,428

Acquisition, integration and project costs			7,331			31,306
Transaction-related costs			2,755			—
Impairment loss			265,698			—
CEO transition costs			6,323			—
COVID-19 costs			1,851			—
Restructuring and related charges			2,888			4,225
Interest expense			63,294			54,334
Depreciation and amortization			40,997			22,366
Adjusted EBITDA	$112,686	$59,643	$172,329	$100,986	$65,673	$166,659

TVTY Reports Third-Quarter Results

November 5, 2020

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA, Non-GAAP Basis

to Net Income, GAAP Basis (in thousands)

	Three Months Ended September 30, 2020	% of Revenue	Three Months Ended September 30, 2019	% of Revenue
Adjusted EBITDA, non-GAAP basis (1)	$68,692	26.9%	$56,839	18.7%
Acquisition, integration, project and CEO transition costs (2)	(4,476)		(5,259)
Transaction-related costs (3)	(2,755)		—
Impairment loss (4)	(66,198)		—
Restructuring charges (5)	(1,136)		(281)
COVID-19 costs (6)	(591)		—
EBITDA, non-GAAP basis (7)	$(6,464)		$51,299
Depreciation and amortization	(13,315)		(9,700)
Interest expense	(20,395)		(23,006)
Income tax expense	(2,243)		(4,673)
Net income (loss), GAAP basis	$(42,417)	(16.6%)	$13,920	4.6%

(1)

Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes acquisition, integration, project costs, CEO transition costs, transaction-related costs, impairment loss, restructuring charges, and COVID-19 costs from this measure because of its comparability to the Company's historical operating results. The Company has updated its definition of Adjusted EBITDA to exclude transaction-related costs and impairment loss incurred during the third quarter of 2020. The Company considers transaction-related costs and impairment loss to be outside the performance of its ongoing core business operations and believes that presenting Adjusted EBITDA excluding transaction-related costs and impairment loss provides increased transparency as to the operating costs of its current business performance. The Company did not revise the prior period’s Adjusted EBITDA amounts because there were no costs similar in nature to these items. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)

Acquisition, integration, project and CEO transition costs consist of pre-tax charges of $4,476 and $5,259 for the three months ended September 30, 2020 and 2019, respectively, incurred in connection with the acquisition and integration of Nutrisystem and other strategic projects and with the termination of our former CEO in February 2020 and the hiring of our new CEO in June 2020.

(3)

Transaction-related costs consist of pre-tax charges of $2,755 for the three months ended September 30, 2020 incurred in connection with the potential disposition and pending sale of our Nutrition business.

(4)	Impairment loss consists of pre-tax charges of $66,198 for the three months ended September 30, 2020 related to an impairment of goodwill allocated to the Nutrition segment.
(5)

Restructuring charges consist of pre-tax charges of $1,136 for the three months ended September 30, 2020 primarily related to a restructuring of our Healthcare division.  Restructuring charges consist of pre-tax charges of $281 for the three months ended September 30, 2019 primarily related to a restructuring of corporate support infrastructure.

(6)

COVID-19 costs consist of incremental, pre-tax charges of $591 incurred by the Nutrition division during the three months ended September 30, 2020 that were directly related to the COVID-19 pandemic.  Worker shortages at some of our warehouses due to COVID-19 resulted in charges in the third quarter related to increased labor rates and overtime for employees of our fulfillment provider as well as additional shipping and related charges as we transferred the fulfillment of certain orders to other warehouses that were farther from the customer’s delivery destination.

(7)

EBITDA is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with U.S. GAAP.

Reconciliation of Free Cash Flow, Non-GAAP Basis

TVTY Reports Third-Quarter Results

November 5, 2020

to Net Cash Flows Provided by Operating Activities, GAAP Basis (in thousands)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020
Free cash flow, non-GAAP basis (8)	$31,106	$28,788	$151,687
Acquisition of property and equipment	2,903	6,436	13,265
Net cash flows provided by operations, GAAP basis	$34,009	$35,224	$164,952

(8)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Adjusted Earnings Per Share (“EPS”), Non-GAAP Basis

to EPS (Loss), GAAP Basis (footnote amounts in thousands)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Adjusted EPS, non-GAAP basis (9)	$0.72	$0.46
Net loss attributable to acquisition, integration, project, CEO transition, and restructuring costs (10) (17)	(0.09)	(0.09)
Net loss attributable to transaction-related costs (11) (17)	(0.04)	—
Net loss attributable to impairment loss (12) (17)	(1.36)	—
Net loss attributable to COVID-19 costs (13) (17)	(0.01)	—
Net loss attributable to amortization of intangible assets (14) (17)	(0.11)	(0.07)
Loss attributable to tax adjustments (15) (17)	—	(0.01)
EPS (loss), GAAP basis (16) (17)	$(0.87)	$0.29

(9)

Adjusted EPS is a non-GAAP financial measure.  The Company excludes net loss attributable to acquisition, integration, project, CEO transition, restructuring costs, transaction-related costs, impairment loss, COVID-19 costs, amortization of intangible assets, and tax adjustments from this measure because of its comparability to the Company's historical operating results.  The Company has updated its definition of Adjusted EPS to exclude net loss attributable to transaction-related costs and net loss attributable to impairment loss incurred during the third quarter of 2020. The Company considers transaction-related costs and net loss attributable to impairment loss to be outside the performance of its ongoing core business operations and believes that presenting Adjusted EPS excluding such items provides increased transparency as to the operating costs of its current business performance. The Company did not revise the prior period’s Adjusted EPS amounts because there were no costs similar in nature to these items. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS in isolation or as a substitute for EPS determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(10)	Net loss attributable to acquisition, integration, project, CEO transition, and restructuring costs consists of pre-tax

TVTY Reports Third-Quarter Results

November 5, 2020

charges of $5,612 and $5,540 for the three months ended September 30, 2020 and 2019, respectively.  These costs primarily related to the acquisition and integration of Nutrisystem and other strategic projects, the termination of our former CEO in February 2020 and hiring of our new CEO in June 2020, and restructuring activities as described in Note 5 above.  The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(11)

Net loss attributable to transaction-related costs consists of pre-tax charges of $2,755 for the three months ended September 30, 2020 incurred in connection with the potential disposition and pending sale of our Nutrition business. The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(12)

Net loss attributable to impairment loss consists of pre-tax charges of $66,198 for the three months ended September 30, 2020 related to impairment of goodwill allocated to the Nutrition segment. No tax benefit is recorded for these charges.

(13)

Net loss attributable to COVID-19 costs consists of incremental, pre-tax charges of $591 incurred by the Nutrition division during the three months ended September 30, 2020 that were directly related to the COVID-19 pandemic, including increased labor rates and additional shipping and related charges.  The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(14)

Net loss attributable to amortization of intangible assets consists of pre-tax charges of $7,092 and $4,579 for the three months ended September 30, 2020 and 2019, respectively, related to the amortization of certain definite-lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to these expenses was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(15)

Loss attributable to tax adjustments represents the estimated impact on the Company’s effective tax rate for the three months ended September 30, 2019 arising from certain nondeductible expenses related to the acquisition of Nutrisystem.

(16)	Figures may not add due to rounding.
(17)	The impact of potentially dilutive securities for the three months ended September 30, 2020 was not considered because the impact would be anti-dilutive.

Reconciliation of Net Debt, Non-GAAP Basis

to Total Debt, GAAP Basis (in thousands)

	September 30, 2020	June 30, 2020	Change	September 30, 2019
Net debt, non-GAAP basis (18)	$918,318	$952,048	$33,730	$1,028,206
Cash and cash equivalents	56,440	60,274		6,857
Total debt, GAAP basis	$974,758	$1,012,322		$1,035,063

(18)

Net debt is a non-GAAP financial measure.  The Company excludes cash and cash equivalents from this measure and discloses net debt because it is consistent with the calculation of the Company’s net leverage ratio covenant under its credit agreement.  The Company believes it is useful to investors to provide disclosures of its financial position on the same basis as that used by management.  You should not consider net debt in isolation or as a substitute for total debt determined in accordance with U.S. GAAP.  Additionally, because net debt may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.